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                                                                   Exhibit 23.01

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 33-48273, 33-72525, 33-85325 and 33-83179 of Exodus Communications, Inc. on
Form S-8 of our report dated April 8, 1999 (April 21, 1999 as to Note 10) relating to the consolidated financial statements of Cohesive Technology Solutions, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
October 11, 1999